Exhibit 99.1

Regis Corporation Acquires Alline Salon Group Adding $83M Revenue and $5.8M EBITDA

Strategic acquisition of 314 salons strengthens operational footprint while maintaining asset-light model with 93% franchise base

MINNEAPOLIS, December 19, 2024—(BUSINESS WIRE)—Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, announces the acquisition of Alline Salon Group (ASG), its largest franchisee, in a transaction valued at $22 million of initial consideration, with the ability for ASG to earn an additional $3 million ($1 million annually) through earn out payments over the next three years.

Highlights

•	314 salon portfolio operating under the Supercuts, Cost Cutters and Holiday Hair brands across five states, primarily Michigan, Ohio and Pennsylvania

o	Trailing Twelve Month October 2024 (“TTM”) financial highlights:

•	$83 million in Revenue

•	$11.1 million in 4-Wall EBITDA

•	$5.8 million in EBITDA

•	Initial consideration represents 3.79x TTM EBITDA; total consideration including potential earn out represents 4.31x TTM EBITDA

•	Synergies of $1.0-1.5 million identified, to be achieved in calendar 2026

•	Financing structure maintains adequate balance sheet flexibility and leverage (deal financed at 2.58x TTM EBITDA)

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Transaction provides Regis a turn-key operating infrastructure and gets the Company closer to salon operations alongside franchisees; salon portfolio provides testing ground for brand and operational initiatives

Matthew Doctor, Regis Corporation’s President and Chief Executive Officer, commented:

“This acquisition marks another key milestone for Regis and further positions our company for future growth. The transaction represents a path towards strong EBITDA growth from a business that we know intimately, having previously owned and operated the salons that we are acquiring. With an attractive purchase multiple, combined with further operational initiatives and identified synergies, we believe there is substantial value creation potential for Regis and our stakeholders. The transaction structure, with a mix of cash and stock consideration and future earn out opportunities, aligns all stakeholders’ interests toward the success of this venture.”

“Beyond the financial aspects, this transaction has significant strategic benefits that we view equally as important. As we have entered a new chapter at Regis, we felt being closer to salon operations was important as we look to drive sales and profitability for our franchisees. The environment we are in has been ever evolving, and we are at a pivotal moment in time with new initiatives on the horizon to advance our brands. Bringing these salons into our operations, we now have an additional proving ground to test and learn business driving initiatives in a controlled environment before broader franchisee implementation, while continuing to engage with franchisees on participation in such pilots. While this transaction builds back up our corporate footprint, we are still very much an asset-light, franchisor with approximately 93% of salons still owned and operated by our franchisees – and continuing to drive their sales and profitability remains our main focus, which is now further aided by this acquisition.”

Mike Sarafa, CEO of Alline Salon Group said, “This transaction is a testament to the hard work, dedication, and resilience of our team members that led to the strong profitability we have achieved over the last several years. We believe our team members will have further opportunity to grow and drive results as part of the broader Regis organization, and we look forward to working with Matt and the rest of the Regis team for the years ahead.”

Strategic Rationale

•	Financial Returns and Value Creation: EBITDA accretive with high potential returns; source of revenue and profitability beyond royalties and provides further potential cash generation

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Strengthen Connection to Operations and Franchisees: Regis is now operating salons across multiple brands and geographies and no longer a step removed from the business, providing further operational ties to franchisees in this dynamic environment

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Testing Ground for Innovation: Regis can test and optimize customer and stylist initiatives to ensure recommendations to its franchisees for broader implementation drive results and is operationally feasible

•	Scaled Impact: Business drivers have scaled impact as Regis profitability driven not only by corporate-owned portfolio, but increased franchise system results increases value for the overall business

•	Business Flexibility: Ability to pursue both corporate and franchisee value creation strategies; flexibility to quickly implement changes or respond to market conditions

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Partnership with Alline Team. Alline has built a strong infrastructure, culture and team who, in partnership with Regis, will operate the business. Combining their best practices with Regis operational expertise is an exciting combination for the future

Transaction Details

Under the terms of the purchase agreement, Regis will acquire all of Alline’s issued and outstanding membership interests for $22 million in a cash and stock transaction, of which $19 million of the initial consideration was delivered in cash, in addition to shares of Regis common stock valued at $3 million. Cash and stock was delivered at closing on December 19, 2024. The agreement also includes additional performance-based earnout opportunities of up to $3 million, in $1 million increments, over the next 3 years.

Regis funded the $19 million cash portion of the purchase price with $15 million in proceeds from an upsize of Regis’ credit agreement with existing lenders, and $4 million from available cash on hand. $3 million worth of stock was issued at the 30-day Volume Weighted trading price and subject to a 1-year lock up agreement.

The transaction is accretive to Adjusted EBITDA and leverage giving effect to the transaction will decrease slightly.

Advisors

Faegre Drinker Biddle & Reath LLP served as legal counsel Regis, Greenwich Capital Group (“GCG”) acted as exclusive financial advisor and Foley & Lardner served as legal counsel to Alline Salon Group in the transaction.

About Regis Corporation

Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of September 30, 2024, the Company franchised or owned 4,359 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts ®, SmartStyle ®, Cost Cutters ®, Roosters ® and First Choice Haircutters ®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “will,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with Nasdaq listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; our salons’ dependence on a third-party supplier agreement for merchandise; our franchisees’ ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees’ salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company’s tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION:

Kersten Zupfer

investorrelations@regiscorp.com

Hayden IR

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com